SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: July 8, 1999
                                          ------------


                         MARKETING SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)


         Nevada                     0-16730               88-0085608
     (State or other              (Commission          (I.R.S. Employer
     jurisdiction of               File No.)          Identification No.)
     incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  212/594-7688
                                  ------------
              (Registrant's telephone number, including area code)

Item 5. Other
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On July 8, 1999,  Marketing  Services  Group,  Inc.  (the  "Company"  or "MSGI")
entered into a definitive agreement to acquire all of the outstanding capital stock of Grizzard Advertising, Inc. ("Grizzard"). Grizzard and its wholly owned subsidiary operate a vertically integrated network of marketing communications companies. Pursuant to an Agreement and Plan of Merger dated as of July 8, 1999, the Company will acquire, by merger, all of the capital stock of Grizzard from its current stockholders for approximately $100 million (subject to adjustment in the event of an increase in the per share price of MSGI's Common Stock). The purchase price is payable $50,000,000 in cash and the remainder in shares of MSGI Common Stock of which a portion is subject to certain resale restrictions. The Company expects to finance the transaction with bank financing. The transaction is subject to certain closing conditions.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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     (a)  n/a

     (b)  n/a

     (c)  The following  documents  are filed  herewith as exhibits to this Form
          8-K:

          2.1 Agreement and Plan of Merger dated as of July 8, 1999, by and among the Registrant, a wholly-owned subsidiary of the Registrant and Grizzard Advertising, Inc.

          20.1 Press Release of the Registrant dated July 14, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MARKETING SERVICES GROUP, INC.

Date: July 19, 1999                       By: /s/ Cindy H. Hill
      -------------                           -----------------
                                              Title: Chief Financial Officer